EXHIBIT 23.1

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Patriot Scientific Corporation
San Diego, California



We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 of our report dated August 14, 2003, except for Note 1 which is as of August 26, 2003, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 2003. Our report contained an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ NATION SMITH HERMES DIAMOND, LLP
Nation Smith Hermes Diamond, LLP



San Diego, California
August 28, 2003



                                     EX-11